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                                   Exhibit 21

                          INFORMATION RESOURCES, INC.

                                  SUBSIDIARIES


                             DOMESTIC SUBSIDIARIES
                             ---------------------


Subsidiary                                      State of Incorporation
- ----------                                      ----------------------

Shopper's Hotline, Inc.                             Illinois

564 Randolph #2                                     Delaware

Richard E. Shulman, Inc.                            New York

Towne-Oller & Associates, Inc.                      New York

IRI French Holdings, Inc.                           Delaware



                              FOREIGN SUBSIDIARIES
                              --------------------

Subsidiary                                      Country of Incorporation
- ----------                                      ------------------------

Information Resources S.A.                          France

IRI Software, Ltd. (formerly
known as Management Decision Systems,
 Limited) d/b/a Information Resources               United Kingdom

Information Resources GmbH                          Federal Republic of Germany

InfoScan NMRA Limited (approximately 75%
 through its interest in Precis (1136) Limited)     United Kingdom

Information Resources Australia Pty. Ltd.           Australia

Information Resources Japan, Ltd.                   Japan

Information Resources New Zealand Pty. Ltd.         New Zealand

Information Resources Singapore Pte. Ltd.           Singapore

IRI Software (India) Private Limited                India

Panel Pazar Arastirma ve Danismanlik A.S.           Turkey